                                                                    Exhibit 4.5




                           [Form of Series Supplement]



                     FLEET BANK (RI), NATIONAL ASSOCIATION,

                                    Servicer


                         FLEET CREDIT CARD FUNDING TRUST,


                                   Transferor,

                                       and

                              BANKERS TRUST COMPANY

                                     Trustee

                on behalf of the Series 200_-_ Certificateholders

                            SERIES 200_-_ SUPPLEMENT

                          Dated as of ________ __, 200_

                                       to

              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1993,

                  as Amended and Restated as of January 1, 2002

                        FLEET CREDIT CARD MASTER TRUST II

                                  SERIES 200_-_

                                TABLE OF CONTENTS


                                                                                        PAGE
                                    ARTICLE I

                   Creation of the Series 200_-_ Certificates


Section 1.1   Designation............................................................    1


                                   ARTICLE II

                                   Definitions


Section 2.1   Definitions............................................................    2


                                   ARTICLE III

                              Servicer and Trustee


Section 3.1   Servicing Compensation.................................................   16


                                   ARTICLE IV

    Rights of Series 200_-_ Certificateholders and Collateral Interest Holder
                  and Allocation and Application of Collections


Section 4.1   Collections and Allocations............................................   17

Section 4.2   Determination of Monthly Interest......................................   19

Section 4.3   Determination of Monthly Principal.....................................   21

Section 4.4   Required Amount........................................................   22

Section 4.5   Application of Class A Available Funds, Class B Available Funds,
              Collateral Available Funds and Available Investor Principal Collections   23

Section 4.6   Defaulted Amounts; Investor Charge-Offs................................   25

Section 4.7   Excess Spread; Excess Finance Charges..................................   26

Section 4.8   Reallocated Principal Collections......................................   27

Section 4.9   Excess Finance Charges.................................................   28

Section 4.10  Shared Principal Collections...........................................   28

Section 4.11  Determination of LIBOR.................................................   29

                                TABLE OF CONTENTS
                                   (continued)


                                                                                        PAGE
Section 4.12  Principal Funding Account..............................................   29

Section 4.13  Accumulation Period....................................................   30

Section 4.14  Reserve Account........................................................   31


                                    ARTICLE V

          Distributions and Reports to Series 200_-_ Certificateholders


Section 5.1   Distributions..........................................................   33

Section 5.2   Certificates and Statements............................................   34


                                   ARTICLE VI

                          Series 200_-_ Pay Out Events


Section 6.1   Series 200_-_ Pay Out Events...........................................   34


                                   ARTICLE VII

                     Optional Repurchase; Series Termination


Section 7.1   Optional Repurchase....................................................   36

Section 7.2   Series Termination.....................................................   36


                                  ARTICLE VIII

                               Final Distributions


Section 8.1   Sale of Receivables or Certificateholders' Interest Pursuant to
              Section 2.06 or 10.01 of the Agreement.................................   37

Section 8.2   Distribution of Proceeds of Sale, Disposition or Liquidation of
              the Receivables Pursuant to Section 9.02 of the Agreement..............   38

Section 8.3   Instructions Pursuant to Section 9.02(a) of the Agreement..............   39

                                TABLE OF CONTENTS
                                   (continued)


                                                                                        PAGE
                                   ARTICLE IX

                                  Certificates


Section 9.1   Book-Entry Certificates................................................   39


                                    ARTICLE X

                            Miscellaneous Provisions


Section 10.1. Certain Matters Regarding the Collateral Interest Holder...............   39

Section 10.2  Ratification of Agreement..............................................   39

Section 10.3  Counterparts...........................................................   40

Section 10.4  GOVERNING LAW..........................................................   40

Section 10.5  Notices................................................................   40

Section 10.6  Amendments.............................................................   40

Section 10.7. Uncertificated Securities..............................................   40

Section 10.8. Transfers of the Collateral Interest...................................   40

Section 10.9. Additional Representations and Warranties of the Transferors...........   41

Section 10.8. Transfers of the Collateral Interest...................................   40

Section 10.9. Additional Representations and Warranties of the Transferors...........   41



EXHIBITS


EXHIBIT A-1   Form of Class A Certificate

EXHIBIT A-2   Form of Class B Certificate

EXHIBIT B     Form of Monthly Payment Instructions

EXHIBIT C     Form of Monthly Certificateholders' Statement

EXHIBIT D     Form of Investment Letter

            SERIES 200_-_ SUPPLEMENT, dated as of ________, 200_ (the "Supplement"), among FLEET BANK (RI), NATIONAL ASSOCIATION, a national banking association, as Servicer, FLEET CREDIT CARD FUNDING TRUST, a Delaware business trust, as Transferor, and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.



            Pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as Amended and Restated as of January 1, 2002 (and as subsequently amended and supplemented, including by the terms of this Supplement, the "Agreement"), among Fleet Bank (RI), National Association as Servicer, Fleet Credit Card Funding Trust, as Transferor and the Trustee, the Fleet Credit Card Master Trust II (the "Trust") has been created. Section 6.03 of the Agreement provides that the Transferor may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.


            Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.


                                    ARTICLE I
                   Creation of the Series 200_-_ Certificates

            Section 1.1 Designation.

            (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "Fleet Credit Card Master Trust II, Series 200_-_." The Series of Investor Certificates created hereby shall be issued in two Classes. The first Class shall be known as the "Class A [Floating Rate] [___%] Asset-Backed Certificates, Series 200_-_," and the second Class shall be known as the "Class B [Floating Rate] [___%] Asset-Backed Certificates, Series 200_-_." In addition, there is hereby created a third Class of interests in the Trust which, except as expressly provided herein, shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Supplement and shall be in uncertificated form and which shall be known as the "Collateral Interest, Series 200_-_." The Collateral Interest Holder shall be the Series Enhancer for Series 200_-_.

            (b) Series 200_-_ shall be included in Group One. Series 200_-_ shall be a Principal Sharing Series with respect to Group One only. Series 200_-_ shall not be subordinated to any other Series. Notwithstanding any provision in the Agreement or in this Supplement to the contrary, the first Distribution Date with respect to Series 200_-_ shall be the ________ 200_ Distribution Date, and references herein to the Monthly Period relating to the ________ 200_ Distribution Date shall mean the period from the Closing Date through the end of ________ 200_.

            (c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

            (d) The Collateral Interest Holder, as holder of an "Investor Certificate" under the Agreement, shall be entitled to the benefits of the Agreement and this Supplement. Notwithstanding the foregoing, except as expressly provided herein, (i) the provisions of Article VI and Article XII of the Agreement relating to the execution, authentication, delivery, presentation, cancellation and surrender of Registered Certificates and clauses (a) and (c) of the definition of "Tax Opinion" in Section 1.01 of the Agreement shall not be applicable to the Collateral Interest, and (ii) the provisions of Section 3.07 of the Agreement shall not cause the Collateral Interest to be treated as debt for federal, state and local income and franchise tax purposes, but rather the Transferor intends, and together with the Collateral Interest Holder, agrees to treat the Collateral Interest for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.


                                   ARTICLE II
                                   Definitions

            Section 2.1 Definitions.

            (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

            "Accumulation Date" shall mean the close of business on _________, 200_.

            "Accumulation Period" shall mean, unless a Pay Out Event with respect to Series 200_-_ shall have occurred prior thereto, the period commencing on the Accumulation Date or such later date as is determined in accordance with Section 4.13 and ending on the first to occur of (a) the commencement of the Rapid Amortization Period, (b) the payment in full to the Series 200_-_ Holders of the Investor Amount or (c) the Series Termination Date.

            "Accumulation Period Length" shall have the meaning specified in
Section 4.13.

            "Additional Interest" shall mean, at any time of determination, the Class A Additional Interest, the Class B Additional Interest and the Collateral Additional Interest.

            "Assignee" shall have the meaning specified in subsection 10.8(a).

            "Available Investor Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the Principal Allocation Percentage of all Collections of Principal Receivables received during such Monthly Period minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to
Section 4.8 are required to fund any deficiency in the amounts to be distributed pursuant to Sections 4.5(a)(i), (ii) and (iii), 4.5(b)(i), and (ii) and 4.7(d) for the related Distribution Date, plus (b) any Shared Principal Collections with respect to other Series in Group One that are allocated to Series 200_-_ in accordance with Section 4.04 of the Agreement and Section 4.10 hereof, plus (c) any other amounts which pursuant to subsection 4.5(a)(iii)

(including any amounts allocated with respect thereto pursuant to subsection 4.7(a)) and Section 4.7 hereof are to be treated as Available Investor Principal Collections with respect to the related Distribution Date.

            "Average Principal Balance" shall mean, for any Monthly Period in which an Addition Date occurs, the weighted average of the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the last day of the prior Monthly Period and the sum of the Principal Receivables in the Trust and the principal amount on deposit in the Excess Funding Account at the end of the day on the related Addition Date, weighted, respectively, by a fraction, the numerator of which is the number of days from and including the first day of such Monthly Period, to but excluding the related Addition Date, and the denominator of which is the number of days in such Monthly Period, and by a fraction, the numerator of which is the number of days from and including the related Addition Date to and including the last day of such Monthly Period, and the denominator of which is the number of days in such Monthly Period.

            "Bank" shall mean Fleet Bank (RI), National Association.

            "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Collateral Minimum Monthly Interest and the Monthly Servicing Fee with respect to the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

            "Class A Additional Interest" shall have the meaning specified in subsection 4.2(a).

            "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of the Collections of Finance Charge Receivables allocated to Series 200_-_ (including any amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement) and (b) the amount of Principal Funding Investment Proceeds, if any, with respect to such Distribution Date and (c) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to Section 4.14, are required to be included in Class A Available Funds with respect to such Distribution Date.

            "Class A Certificate Rate" shall mean [for any Interest Period with respect to the Class A Certificates, a per annum rate equal to LIBOR as of the LIBOR Determination Date applicable to such Interest Period plus the Class A Certificate Rate Spread] [___% per annum].

            ["Class A Certificate Rate Spread" shall mean ___% per annum.]

            "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

            "Class A Certificates" shall mean any one of the Certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-1.

            "Class A Expected Final Distribution Date" shall mean the ________ 200_ Distribution Date.

            "Class A Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class A Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class A Initial Invested Amount" shall mean $___________.

            "Class A Interest Shortfall" shall have the meaning specified in subsection 4.2(a).

            "Class A Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of Class A Investor Charge-Offs reimbursed pursuant to subsection 4.6(a) prior to such date minus (d) the Principal Funding Account Balance (but not in excess of the Class A Initial Invested Amount) on such date.

            "Class A Investor Amount" shall mean, on any date of determination, an amount equal to the sum of (a) the Class A Invested Amount and (b) the Principal Funding Account Balance (but not in excess of the Class A Initial Invested Amount).

            "Class A Investor Charge-Off" shall have the meaning specified in
Section 4.6(a).

            "Class A Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class A Floating Percentage for such Monthly Period.

            "Class A Monthly Interest" shall have the meaning specified in
Section 4.2(a).

            "Class A Monthly Principal" shall have the meaning specified in
Section 4.3(a).

            "Class A Penalty Rate" shall mean the sum of the Class A Certificate Rate and 2.00% per annum.

            "Class A Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and
(ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the

Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class A Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class A Required Amount" shall have the meaning specified in
Section 4.4(a).

            "Class A Servicing Fee" shall have the meaning specified in Section 3.1.

            "Class B Additional Interest" shall have the meaning specified in
Section 4.2(b).

            "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Class B Floating Percentage of the Collections of Finance Charge Receivables allocated to Series 200_-_ (including any amounts that are to be treated as Collections of Finance Receivables in accordance with the Agreement).

            "Class B Certificate Rate" shall mean [for any Interest Period with respect to the Class B Certificates, a per annum rate equal to LIBOR as of the LIBOR Determination Date applicable to such Interest Period plus the Class B Certificate Rate Spread] [ __% per annum].

            ["Class B Certificate Rate Spread" shall mean __% per annum.]

            "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

            "Class B Certificates" shall mean any one of the Certificates executed by the Transferor and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2.

            "Class B Expected Final Distribution Date" shall mean the _________ 200_ Distribution Date.

            "Class B Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class B Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class B Initial Invested Amount" shall mean $_________.

            "Class B Interest Shortfall" shall have the meaning specified in
Section 4.2(b).

            "Class B Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders on or prior to such date, minus (c) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs pursuant to subsection 4.6(b) for all Distribution Dates preceding such date, minus (d) the aggregate amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to Section 4.8(a) (excluding any Reallocated Principal Collections that have resulted in a reduction in the Collateral Invested Amount pursuant to Section 4.6(c)), minus
(e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to Section 4.6(a), plus (f) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available on all prior Distribution Dates pursuant to Section 4.7(e) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); and minus (g) the positive difference, if any, between the Principal Funding Account Balance and the Class A Investor Amount on such date; provided, however, that the Class B Invested Amount may not be reduced below zero.

            "Class B Investor Amount" shall mean, for any date of determination, an amount equal to the sum of (a) the Class B Invested Amount and (b) the positive difference, if any, between the Principal Funding Account Balance and the Class A Investor Amount on such date (such sum not to exceed the Class B Initial Invested Amount).

            "Class B Investor Charge-Off" shall have the meaning specified in
Section 4.6(b).

            "Class B Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class B Floating Percentage for such Monthly Period.

            "Class B Monthly Interest" shall have the meaning specified in
Section 4.2(b).

            "Class B Monthly Principal" shall have the meaning specified in
Section 4.3(b).

            "Class B Penalty Rate" shall mean the sum of the Class B Certificate Rate and 2.00% per annum.

            "Class B Principal Commencement Date" shall mean, the earlier to occur of (x) the Class B Expected Final Distribution Date (but only if the Class A Investor Amount is paid in full on such date) and (y) the Special Payment Date on which the Class A Investor Amount is paid in full.

            "Class B Principal Percentage" shall mean with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and
(ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Class B Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Class B Required Amount" shall have the meaning specified in
Section 4.4(b).

            "Class B Servicing Fee" shall have the meaning specified in Section 3.1.

            "Closing Date" shall mean ___________ __, 200_.

            "Collateral Additional Interest" shall have the meaning specified in
Section 4.2(c).

            "Collateral Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the Collateral Floating Percentage of the Collections of Finance Charge Receivables allocated to Series 200_-_ (including any amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement).

            "Collateral Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Collateral Floating Percentage for such Monthly Period.

            "Collateral Expected Final Distribution Date" shall mean the _________ 200_ Distribution Date.

            "Collateral Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Collateral Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Collateral Initial Invested Amount" shall mean $__________.

            "Collateral Interest" shall mean a fractional undivided interest in the Trust which shall consist of the right to receive, (i) to the extent necessary to make the required payments to the Collateral Interest Holder under this Supplement, the portion of Collections allocable thereto under the Agreement and this Supplement, funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Supplement and, (ii) amounts available for payment to the Collateral Interest Holder pursuant to subsections 4.7(k), 4.14(e), 4.14(f), 8.1(b), 8.2(a) and 8.2(b) or any other provision of this Supplement.

            "Collateral Interest Holder" shall mean the entity so designated in the Transfer Agreement.

            "Collateral Interest Shortfall" shall have the meaning specified in subsection 4.2(c).

            "Collateral Invested Amount" shall mean, for any date of determination, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates pursuant to Section 4.6, minus (c) the aggregate amount paid pursuant to subsection 4.5(e)(iii) prior to such date, plus (d) the aggregate amount of Excess Finance Charges and Excess Spread allocated and available on all prior Distribution Dates pursuant to subsection 4.7(i) for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (b); provided, however, that the Collateral Invested Amount may not be reduced below zero.

            "Collateral Minimum Interest Rate" shall mean the rate designated as such in the Transfer Agreement; provided that for purposes of this Supplement, such rate shall not exceed LIBOR plus 2.00% per annum.

            "Collateral Minimum Monthly Interest" shall have the meaning specified in Section 4.2(c).

            "Collateral Monthly Principal" shall have the meaning specified in
Section 4.3(c).

            "Collateral Principal Commencement Date" shall mean, the earlier to occur of (x) the Collateral Expected Final Distribution Date (but only if the Class A Investor Amount and the Class B Investor Amount are paid in full on or prior to such date) and (y) the Special Payment Date on which the Class A Investor Amount and the Class B Investor Amount are paid in full.

            "Collateral Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day; provided, however, that with respect to the first Monthly Period, the Collateral Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Invested Amount and the denominator of which is the Initial Invested Amount.

            "Collateral Servicing Fee" shall have the meaning specified in
Section 3.1.

            "Controlled Accumulation Amount" shall mean (a) for any Distribution Date with respect to the Accumulation Period, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount divided by 9; provided, however, that, if the Accumulation Period is modified pursuant to Section 4.13,
(i) the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period shall mean the amount determined in accordance with
Section 4.13 on the date on which the Accumulation Period has most recently been modified and (ii) the sum of the Controlled Accumulation Amounts for all Distribution Dates with respect to the modified Accumulation Period shall not be less than the Initial Invested Amount.

            "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation

Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

            "Covered Amount" shall mean for any Distribution Date with respect to the Accumulation Period or the first Special Payment Date if such Special Payment Date occurs prior to the date on which the Class A Investor Amount is paid in full, an amount equal to one twelfth of the product of (i) the Class A Certificate Rate and (ii) the Principal Funding Account Balance (but not in excess of the Class A Initial Invested Amount), if any, as of the preceding Distribution Date.

            "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal and Class B Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal and Class B Monthly Principal for such subsequent Distribution Date.

            "Designated Maturity" shall mean, as of any LIBOR Determination Date, one month.

            "Distribution Date" shall have the meaning assigned thereto in the Agreement, except that with respect to the Series 200_-_ Certificates, the first Distribution Date shall be _________ __, 200_.

            "Excess Finance Charges" shall have the meaning specified in Section 4.9.

            "Excess Spread" shall mean, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to Sections 4.5(a)(iv), 4.5(b)(iii) and 4.5(c)(ii) with respect to such Distribution Date.

            "Finance Charge Shortfall" shall have the meaning specified in
Section 4.9.

            "Fitch" shall mean Fitch, Inc., or its successors.

            "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of Principal Receivables in the Trust at the end of the day on such date (or with respect to the first Monthly Period, at the end of the day on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of the end of the day on such date and (2) the sum of the numerators used to calculate the Series Percentages (as such term is defined in the Agreement) with respect to Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series then outstanding; provided, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the denominator in (x) above shall be the Average Principal Balance; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of Collections into the Collection Account, the denominator in (x) above shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date, the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and (2) for the period from and including the related Addition Date to and including the last day of such Monthly Period, the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date.

            "Group One" shall mean Series 1995-C, Series 1996-A, Series 1996-B, Series 1996-D, Series 1999-A, Series 1999-B, Series 1999-C, Series 1999-D, Series 2000-A, Series 2000-B, Series 2000-C, Series 2000-D, Series 2001-A, Series 2001-B, Series 2001-C, Series 200_-_ and each other outstanding Series hereafter specified in the related Supplement to be included in Group One.

            "Initial Invested Amount" shall mean the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Collateral Initial Invested Amount.

            "Interchange" shall mean, with respect to Series 200_-_ and with respect to each Distribution Date, an amount of Allocated Interchange (as defined in the Agreement) equal to one-twelfth of ___% of the outstanding balance of the Principal Receivables allocable to Series 200_-_ on the last day of the preceding Monthly Period.

            "Interest Period" shall mean, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

            "Invested Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date, (b) the Class B Invested Amount as of such date and (c) the Collateral Invested Amount as of such date.

            "Investment Letter" shall have the meaning specified in subsection 10.8(a).

            "Investor Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Invested Amount and (b) the Principal Funding Account Balance.

            "Investor Charge-Offs" shall mean Class A Investor Charge-Offs and Class B Investor Charge-Offs.

            "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

            "LIBOR" shall mean an interest rate per annum determined by the Trustee for each Interest Period in accordance with the provisions of Section 4.11.

            "LIBOR Determination Date" shall mean __________, 200_ with respect to the period from the Closing Date through _________ __ 200_; and, with respect to each Interest Period thereafter, the second London Business Day prior to every Distribution Date on which such Interest Period begins commencing with the ___________, 200_ Distribution Date.

            "London Business Day" shall mean a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

            "Monthly Interest" means, with respect to any Distribution Date, the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Minimum Monthly Interest for such Distribution Date.

            "Monthly Servicing Fee" shall have the meaning specified in Section 3.1.

            "Net Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to (a) an amount equal to the product obtained by multiplying the Floating Allocation Percentage with respect to such Monthly Period and the amount of Collections of Finance Charge Receivables with respect to such Monthly Period (including any other amounts that are to be treated as Collections of Finance Charge Receivables in accordance with the Agreement), plus (b) the amount of any Principal Funding Investment Proceeds for the related Distribution Date, plus (c) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to subsection 4.14(d), are required to be deposited into the Collection Account and included in Class A Available Funds with respect to such Distribution Date, minus (d) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

            "Percentage Allocation" shall have the meaning specified in Section 4.1(b)(ii).

            "Permitted Assignee" shall mean any Person who, if it were the Collateral Interest Holder or holder of an interest in the Trust, as applicable, would not cause the Trust to be taxable as a publicly traded partnership for federal income tax purposes.


            "Principal Allocation Percentage" shall mean, with respect to any Monthly Period:

            (a) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (x) the numerator of which is the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (y) the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made;

            (b) during the Accumulation Period or the Rapid Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (x) the numerator of which is the Invested Amount as of the last day of the Revolving Period or, if the numerator has been reduced as described in the first proviso below during the Accumulation Period and a Rapid Amortization Period commences, as of the last day of the Accumulation Period, and (y) the denominator of which is the greater of (i) the sum of (A) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of such last day and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; provided however, that during the Accumulation Period, on any date, at the option of the Servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous Monthly Period, to an amount not less than the greater of (x) the Invested Amount as of the last day of the immediately preceding Monthly Period (less the amount of any distributions of principal deposited in the Principal Funding Account since the last day of the immediately preceding Monthly Period) and (y) an amount that, if used as the numerator of the Principal Allocation Percentage for the remainder of the Accumulation Period, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the level of the immediately preceding Monthly Period, (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on the date of such reduction, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on the date of such reduction) will be subsequently issued, would assure that Available Investor Principal Collections for Series 200_-_ would equal at least 125% of the Controlled Accumulation Amount for each Monthly Period for so long as the Invested Amount is greater than zero; provided further, however, that any such reduction of the numerator of the Principal Allocation Percentage shall be subject to the receipt by the Trustee of an Officer's Certificate of the Servicer to the effect that the Servicer does not expect that the Available Investor Principal Collections for any Monthly Period would be less than the Controlled Accumulation Amount; provided further, however that with respect to any Monthly Period in which an Addition Date occurs and the Servicer need not make daily deposits of Collections into the Collection Account, the amount in clause (y) (i) of paragraphs (a) and (b) above shall be the Average Principal Balance; provided further, however, that with respect to any Monthly Period in which an Addition Date occurs and the Servicer is required to make daily deposits of Collections into the Collection Account, the amount in clause (y)
(i) of paragraphs (a) and (b) above shall be (1) for the period from and including the first day of such Monthly Period to but excluding the related Addition Date, the sum of (x) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period and
(y) the principal amount on deposit in the Excess Funding Account as of such last day and (2) for the period from and including the related Addition Date to and including the last day of such Monthly Period, the sum of (x) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date and (y) the principal amount on deposit in the Excess Funding Account at the end of the day on the related Addition Date.

            "Principal Funding Account" shall have the meaning set forth in subsection 4.12(a)(i).

            "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

            "Principal Funding Investment Proceeds" shall have the meaning specified in subsection 4.12(a)(ii).

            "Principal Shortfall" shall have the meaning specified in Section 4.10.

            "Rapid Amortization Period" shall mean, (a) if on the day on which a Trust Pay Out Event or a Series 200_-_ Pay Out Event is deemed to have occurred the Servicer need not make daily deposits into or withdrawals from the Collection Account pursuant to Section 4.03(a) of the Agreement, the period commencing at the close of business on the Business Day immediately preceding the first day of the Monthly Period in which such Trust Pay Out Event or Series 200_-_ Pay Out Event is deemed to have occurred or (b) otherwise, the period commencing at the close of business on the Business Day immediately preceding the day on which a Trust Pay Out Event or a Series 200_-_ Pay Out Event is deemed to have occurred, and ending on the first to occur of (i) the payment in full to the Class A Certificateholders and the Class B Certificateholders of the Class A Investor Amount and the Class B Investor Amount, respectively, and the payment in full to the Collateral Interest Holder of the Collateral Invested Amount, or (ii) the Series Termination Date.

            "Reallocated Principal Collections" shall mean, with respect to any Monthly Period, the product of (a) the Principal Allocation Percentage with respect to such Monthly Period, (b) the aggregate amount of Collections in respect of Principal Receivables for such Monthly Period and (c) the sum of the Class B Principal Percentage and the Collateral Principal Percentage with respect to such Monthly Period. Reallocated Principal Collections allocable to the Class B Certificates shall equal, with respect to any Monthly Period, the product of (a) the Principal Allocation Percentage with respect to such Monthly Period of the aggregate amount of Collections in respect of Principal Receivables deposited in the Collection Account for such Monthly Period and (b) the Class B Principal Percentage with respect to such Monthly Period. Reallocated Principal Collections allocable to the Collateral Interest shall equal, with respect to any Monthly Period, the product of (a) the Principal Allocation Percentage with respect to such Monthly Period of the aggregate amount of Collections in respect of Principal Receivables deposited in the Collection Account for such Monthly Period and (b) the Collateral Principal Percentage with respect to such Monthly Period. In no event will the Collections of Principal Receivables allocable to the Collateral Interest on any Distribution Date exceed the Collateral Invested Amount on such Distribution Date and in no event will the Collections of Principal Receivables allocable to the Class B Certificates on any Distribution Date exceed the Class B Invested Amount.

            "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 200_-_ Holders on a prior Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 200_-_ Holders on a prior Distribution Date.

            "Reference Banks" shall mean Barclays Bank plc, National Westminster Bank PLC and Lloyds Bank of London or such other major banks in the London interbank market selected by the Transferor from time to time.

            "Required Reserve Account Amount" shall mean, with respect to any Distribution Date prior to the Reserve Account Funding Date, $0, and on or after the Reserve Account Funding Date, an amount equal to (a) the product of (i) 0.5% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period as of such date and the denominator of which is nine (except that if such numerator is one, the Required Reserve Account Amount determined pursuant to this clause (a) shall be $0) or (b) any other amount designated by the Transferor, provided that, if such designation is of a lesser amount, the Transferor (i) shall have received written notice from each Rating Agency that such designation will not result in the reduction or withdrawal of the rating of the Series 200_-_ Certificates and shall have delivered copies of each such written notice to the Servicer and the Trustee, and (ii) shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 200_-_.

            "Reserve Account" shall have the meaning specified in Section
4.14(a).

            "Reserve Account Funding Date" shall mean the Distribution Date with respect to the Monthly Period which commences three months prior to the Monthly Period in which, as of the related Determination Date, the Accumulation Period is scheduled to commence.

            "Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

            "Reserve Draw Amount" shall have the meaning specified in Section 4.14(c).

            "Revolving Period" shall mean the period beginning on the Closing Date and ending on the earlier of (a) the close of business on the day preceding the commencement of the Accumulation Period and (b) the close of business on the day preceding the commencement of the Rapid Amortization Period.

            "Series Invested Amount" shall mean the Invested Amount.

            "Series Investor Amount" shall mean, as of any date of determination, an amount equal to the numerator of the Principal Allocation Percentage on such date.

            "Series 200_-_" shall mean the Series of Investor Certificates, the terms of which are specified in this Supplement and shall include the Class A Certificates, the Class B Certificates and the Collateral Interest.

            "Series 200_-_ Certificate" shall mean a Class A Certificate or a Class B Certificate.

            "Series 200_-_ Certificateholder" shall mean a Class A Certificateholder or a Class B Certificateholder.

            "Series 200_-_ Holder" shall mean a Class A Certificateholder, a Class B Certificateholder or the Collateral Interest Holder.

            "Series 200_-_ Pay Out Event" shall have the meaning specified in
Section 6.1.

            "Series 200_-_ Supplement" shall mean this Supplement.

            "Series Percentage" shall mean with respect to Finance Charge Receivables and Defaulted Receivables, the Floating Allocation Percentage, and with respect to Principal Receivables, the Principal Allocation Percentage.

            "Series Termination Date" shall mean the earlier to occur of (i) the _________ 200_ Distribution Date and (ii) the termination of the Trust pursuant to Section 12.01 of the Agreement.

            "Servicing Base Amount" shall have the meaning specified in Section 3.1.

            "Servicing Fee Rate" shall mean 2.0%.

            "Special Payment Date" shall mean each Distribution Date with respect to the Rapid Amortization Period.

            "Telerate Page 3750" shall mean the display page currently so designated on the Bridge Telerate Markets Report (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

            "Transfer" shall have the meaning specified in subsection 10.8(a).

            "Transfer Agreement" shall mean the agreement between Fleet (RI) and the Collateral Interest Holder, dated as of __________ __ 200_, as amended or modified from time to time, relating to the transfer of the Collateral Interest.

            (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Supplement or the Agreement with respect to Series 200_-_, Moody's, Standard & Poor's and Fitch; provided, however, that references to "Rating Agency" in the definition of "Eligible Investments" shall be deemed to not include Fitch to the extent that an investment is rated by Moody's and Standard &

Poor's, but not by Fitch. Reference to rating categories of Moody's and Standard & Poor's in the Agreement shall be deemed to be references to the equivalent rating categories of Fitch.

            (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

            (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."

            (e) Unless the context otherwise requires, references in this Supplement to the "Transferor" or "Transferors" shall mean FCCF and from and after the date any Additional Transferor is designated pursuant to Section 2.08(e) of the Agreement, such references shall mean FCCF as Transferor and any such Additional Transferor(s).


                                   ARTICLE III
                              Servicer and Trustee

            Section 3.1 Servicing Compensation.

            The share of the Servicing Fee allocable to the Series 200_-_ Holders with respect to any Distribution Date (the "Monthly Servicing Fee"), shall be equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the Invested Amount, if any, as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (ii) is referred to as the "Servicing Base Amount"); provided, however, with respect to the December 2001 Distribution Date, the Monthly Servicing Fee shall be $__________.

            The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the December 2001 Distribution Date, the Class A Servicing Fee shall be $__________. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the December 2001 Distribution Date, the Class B Servicing Fee shall be $________. The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder with respect to any Distribution Date (the "Collateral Servicing Fee"), shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage,
(b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that with respect to the December 2001 Distribution Date, the Collateral Servicing Fee shall be $__________. In no event shall the Trust, the Trustee, or the Series 200_-_ Holders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the Certificateholders of any other Series. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.5(a)(ii), 4.7(a) or 4.8(a); the Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.5(b)(ii), 4.7(c) or 4.8(b); and the Collateral Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to Section 4.5(c)(i) or 4.7(g).


                                   ARTICLE IV
       Rights of Series 200_-_ Certificateholders and Collateral Interest
              Holder and Allocation and Application of Collections

            Section 4.1 Collections and Allocations. The Servicer will apply, or will instruct the Trustee in writing to apply, all Collections and other funds on deposit in the Collection Account that are allocated to the Series 200_-_ Holders as follows:

            (a) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall, on or prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

                  (i) Allocate to the Series 200_-_ Holders the product of (x) the Floating Allocation Percentage on such Date of Processing and
            (y) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing, and of that allocation, deposit and retain in the Collection Account (A) prior to the LIBOR Determination Date occurring in such Monthly Period, an amount equal to the product of (v) the Floating Allocation Percentage on such Date of Processing and (w) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing and (B) on and after such LIBOR Determination Date, the difference between (1) Monthly Interest for the related Distribution Date (plus, if the Bank is not the Servicer, the Monthly Servicing Fee for such Monthly Period) and (2) the amounts previously deposited in the Collection Account with respect to such Monthly Period pursuant to this subsection (a)(i);

                  (ii) Allocate to the Series 200_-_ Holders an amount equal to the product of (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing, which amount shall be first, if any other Principal Sharing Series in Group One is outstanding and in its Amortization Period or Accumulation Period (as such terms are defined in the Agreement), retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections in accordance with Section 4.04 of the Agreement to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Transferors' Interest; provided, however, that the amount to be paid to the Holders of the Transferors' Interest; pursuant to this Section 4.1(a)(ii) on any Date of Processing shall be paid to such Holders only if the Transferor Amount on such Date of Processing is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Transferor Amount is greater than the Required Transferor Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Transferor Certificates.

            (b) Allocations During the Accumulation Period. During the Accumulation Period, the Servicer shall, prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

                  (i) Allocate to the Series 200_-_ Holders and deposit and retain in the Collection Account an amount equal to the product of
            (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

                  (ii) Allocate to the Series 200_-_ Holders and deposit and retain in the Collection Account an amount equal to the product of
            (x) the Principal Allocation Percentage on such Date of Processing and (y) the aggregate amount of Collections of Principal Receivables on such Date of Processing (for any such date, a "Percentage Allocation"); provided, however, that if, with respect to any Monthly Period occurring prior to the Class B Expected Final Distribution Date, the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date or if, with respect to the Monthly Period immediately preceding the Collateral Expected Final Distribution Date, the sum of such Percentage Allocations with respect to that Monthly Period exceeds the Collateral Invested Amount for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its Amortization Period or Accumulation Period (as such terms are defined in the Agreement), retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections in accordance with Section 4.04 of the Agreement to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Transferors' Interest only if the Transferor Amount on such Date of Processing is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Transferor Amount is greater than the Required Transferor Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Transferors' Interest.

            (c) Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the second Business Day following any Date of Processing, allocate the following amounts as set forth below:

                  (i) Allocate to the Series 200_-_ Holders and deposit and retain in the Collection Account an amount equal to the product of
            (A) the Floating Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Finance Charge Receivables on such Date of Processing.

                 (ii) Allocate to the Series 200_-_ Holders and deposit and retain in the Collection Account an amount equal to the product of
            (A) the Principal Allocation Percentage on such Date of Processing and (B) the aggregate amount of Collections of Principal Receivables on such Date of Processing; provided, however, that after the date on which an amount of such Collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Series 200_-_ Holders, the amount determined in accordance with this subparagraph (ii) in excess thereof shall be first, if any other Principal Sharing Series in Group One is outstanding and in its Amortization Period or Accumulation Period (as such terms are defined in the Agreement), retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections in accordance with Section 4.04 of the Agreement to other Series in Group One on the related Distribution Date, and second paid to the Holders of the Transferors' Interest only if the Transferor Amount on such Date of Processing is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day and any amounts deposited in the Excess Funding Account on such day) and otherwise shall be deposited in the Excess Funding Account until the Transferor Amount is greater than the Required Transferor Amount and applied in accordance with Section 4.02 of the Agreement and the remainder shall be paid to the Holders of the Transferors' Interest.

            (d) Notwithstanding anything to the contrary in this Section 4.1, if on any Date of Processing the aggregate amount of Principal Receivables is less than the sum of the Series Investor Amounts for all Series outstanding, all Collections of Principal Receivables on such date that are otherwise payable to the Holders of the Transferors' Interest shall, unless such Collections are to be retained in the Collection Account, be deposited in the Excess Funding Account and applied in accordance with Section 4.02 of the Agreement.

            (e) Notwithstanding the foregoing, the Servicer need not make daily deposits of Collections into the Collection Account at any time when the requirements of Section 4.03 of the Agreement are satisfied.

            Section 4.2 Determination of Monthly Interest.

            (a) The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date shall be an amount equal to one twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the close of business on the preceding Record Date; provided, however, with respect to the __________ 200_ Distribution Date, Class A Monthly Interest shall be equal to [the interest accrued on the Class A Initial Invested Amount at the applicable Class A Certificate Rate for the period from the Closing Date through ________, 200_ (calculated on the basis of the actual number of days in such period and a year of 360 days)] [$_________].

            On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date. If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, an additional amount ("Class A Additional Interest") equal to one twelfth of the product of (i) the Class A Penalty Rate and (ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Certificateholders) shall be payable as provided herein with respect to the Class A Certificates. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to Class A Certificateholders only to the extent permitted by applicable law.

            (b) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date shall be an amount equal to one twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the close of business on the preceding Record Date; provided, however, with respect to the _________ 200_ Distribution Date, Class B Monthly Interest shall be equal to [the interest accrued on the Class B Initial Invested Amount of the applicable Class B Certificate Rate for the period from the Closing Date through ____________ 200_ (calculated on the basis of the actual number of days in such period and a year of 360 days)] [$________].

            On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date. If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, an additional amount ("Class B Additional Interest") equal to one twelfth of the product of (i) the Class B Penalty Rate and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Certificateholders) shall be payable as provided herein with respect to the Class B Certificates. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to Class B Certificateholders only to the extent permitted by applicable law.

            (c) The amount of monthly interest ("Collateral Minimum Monthly Interest") distributable from the Collection Account with respect to the Collateral Interest on each Distribution Date shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360; times
(B) the Collateral Minimum Interest Rate; and (ii) the outstanding principal amount of the Collateral Interest as of the close of business on the preceding Record Date; provided, however, with respect to the __________ 200_ Distribution Date, the Collateral Minimum Monthly Interest shall be equal to [the interest accrued on the Collateral Initial Invested Amount at the applicable Collateral Minimum Interest Rate for the period from the Closing Date through

__________ __, 200_ (calculated on the basis of the actual number of days in such period and a year of 360 days)] [$__________].

            On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Collateral Interest Shortfall"), of (x) the Collateral Minimum Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Collateral Minimum Monthly Interest on such Distribution Date. If the Collateral Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Collateral Interest Shortfall is fully paid, an additional amount ("Collateral Additional Interest") equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days from and including the Distribution Date on which there is a shortfall to but excluding such subsequent Distribution Date and the denominator of which is 360, times (B) the Collateral Minimum Interest Rate and
(ii) such Collateral Interest Shortfall (or the portion thereof which has not been paid to the Collateral Interest Holder) shall be payable as provided herein with respect to the Collateral Interest. Notwithstanding anything to the contrary herein, Collateral Additional Interest shall be payable or distributed to the Collateral Interest Holder only to the extent permitted by applicable law.

            Section 4.3 Determination of Monthly Principal.

            (a) The amount of monthly principal ("Class A Monthly Principal") distributable from the Collection Account with respect to the Class A Certificates on each Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (y) for each Distribution Date with respect to the Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (z) the Class A Invested Amount on such Distribution Date.

            (b) The amount of monthly principal ("Class B Monthly Principal") distributable from the Collection Account with respect to the Class B Certificates on each Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period on which the full amount of the Class A Investor Amount is on deposit in the Principal Funding Account or has been paid to the Class A Certificateholders or, if earlier, the first Special Payment Date on which the Class A Investor Amount is paid in full, shall be equal to the least of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (y) for each Distribution Date with respect to the Accumulation Period (and on or prior to the Class B Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date (minus the portion of such Controlled Deposit Amount for such Distribution Date applied to Class A Monthly Principal on such Distribution Date) and (z) the Class B Invested Amount on such Distribution Date.

            (c) The amount of monthly principal ("Collateral Monthly Principal") distributable from the Collection Account with respect to the Collateral Interest on each Distribution Date, beginning with the Collateral Principal Commencement Date, shall be equal to the lesser of (x) the Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution Date), and (y) the Collateral Invested Amount on such Distribution Date.

            Section 4.4 Required Amount.

            (a) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date, (v) any Class A Servicing Fee previously due but not paid to the Servicer and (vi) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds. In the event that the Class A Required Amount for such Distribution Date is greater than zero, all or a portion of the Excess Spread and the Excess Finance Charges allocable to Series 200_-_ with respect to the related Monthly Period in an amount equal to the Class A Required Amount for such Distribution Date shall be distributed from the Collection Account on such Distribution Date pursuant to
Section 4.7(a). In the event that the Class A Required Amount for such Distribution Date exceeds the amount of Excess Spread and the amount of Excess Finance Charges allocable to Series 200_-_ with respect to the related Monthly Period, all or a portion of the Reallocated Principal Collections with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.8(a).

            (b) With respect to each Distribution Date on the related Determination Date, the Servicer shall determine the amount (the "Class B Required Amount"), equal to the sum of (I) the amount if any, by which (a) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iv) the Class B Servicing Fee for such Distribution Date and (v) any Class B Servicing Fee previously due but not paid to the Servicer exceeds (b) the Class B Available Funds, plus (II) the Class B Investor Default Amount for such Distribution Date. In the event that the Class B Required Amount for such Distribution Date is greater than zero, all or a portion of Excess Spread and the Excess Finance Charges allocable to Series 200_-_ (other than Excess Spread and Excess Finance Charges applied pursuant to Sections 4.7(a) and (b) with respect to such Distribution Date) with respect to the related Monthly Period shall be applied to fund the Class B Required Amount. In the event that the Class B Required Amount for such Distribution Date exceeds the portion of Excess Spread and Excess Finance Charges allocated to Series 200_-_ with respect to the related Monthly Period and available to fund the Class B Required Amount as provided in the preceding sentence, all or a portion of the Reallocated Principal Collections allocable to the Collateral Invested Amount available therefor with respect to such Monthly Period in an amount equal to such excess shall be distributed from the Collection Account on such Distribution Date pursuant to Section 4.8(b).

            Section 4.5 Application of Class A Available Funds, Class B Available Funds, Collateral Available Funds and Available Investor Principal Collections. The Servicer shall apply or shall direct the Trustee in writing to apply, on each Distribution Date, Class A Available Funds, Class B Available Funds, Collateral Available Funds and Available Investor Principal Collections for the Monthly Period with respect to such Distribution Date to make the following distributions:

            (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

                  (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class A Certificateholders;

                  (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

                  (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

                  (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

            (b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

                  (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Class B Certificateholders;

                  (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer; and

                  (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

            (c) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed in the following priority:

                  (i) if the Bank or the Trustee is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer; and

                  (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as set forth in Section 4.7.

            (d) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

            (e) On each Distribution Date with respect to the Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period will be distributed in the following priority:

                  (i) an amount equal to Class A Monthly Principal for such Distribution Date, shall (A) during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders by the Paying Agent in accordance with Section 5.1(b) on each Distribution Date beginning on the earlier to occur of the Class A Expected Final Distribution Date or the first Special Payment Date and (B) during the Rapid Amortization Period be paid to the Holders of the Class A Certificates;

                  (ii) after giving effect to the distribution referred to in clause (i) above, an amount equal to Class B Monthly Principal for such Distribution Date, shall (A) during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class B Certificateholders by the Paying Agent in accordance with subsection 5.1(d) on each Distribution Date beginning on the Class B Principal Commencement Date and (B) during the Rapid Amortization Period, be paid to the Holders of the Class B Certificates;

                  (iii) after giving effect to the distributions referred to in clauses (i) and (ii) above, an amount equal to Collateral Monthly Principal for such Distribution Date shall be distributed to the Collateral Interest Holder in accordance with subsection 5.1(e) on each Distribution Date beginning on the Collateral Principal Commencement Date; and

                  (iv) for each Distribution Date, after giving effect to the distributions referred to in clauses (i), (ii) and (iii) above, an amount equal to the balance, if any, of such Available Investor Principal Collections then on deposit in the Collection Account shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

            Section 4.6 Defaulted Amounts; Investor Charge-Offs.

            (a) On each Determination Date, the Servicer shall calculate the Class A Investor Default Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class A Required Amount for the related Monthly Period exceeds the sum of (x) the amount of Reallocated Principal Collections with respect to such Monthly Period and (y) the amount of Excess Spread and the Excess Finance Charges allocable to Series 200_-_ with respect to such Distribution Date, the Collateral Invested Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the sum of the amount of Reallocated Principal Collections and Excess Spread and Excess Finance Charges used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the sum of the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections and Excess Spread and Excess Finance Charges used to fund the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount shall be reduced to zero, and the Class A Invested Amount shall be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the sum of the aggregate amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date and the amount of Reallocated Principal Collections and Excess Spread and Excess Finance Charges used to fund the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to Section 4.7(b).

            (b) On each Determination Date, the Servicer shall calculate the Class B Required Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class B Required Amount for such Distribution Date exceeds the sum of (x) the amount of Excess Spread and Excess Finance Charges allocated to Series 200_-_ with respect to the related Monthly Period which are not used to fund the Class A Required Amount and Class A Investor Charge-Offs on the related Distribution Date and (y) the amount of Reallocated Principal Collections which are available to fund the Class B Required Amount on such Distribution Date pursuant to Section 4.8(b), then the Collateral Invested Amount shall be reduced by the amount of such excess, but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the sum of the amount of Reallocated Principal Collections and Excess Spread and Excess Finance Charges used to fund the Class B Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B

Investor Default Amount for such Distribution Date over the sum of the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date and the amount of Reallocated Principal Collections and Excess Spread and Excess Finance Charges used to fund the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"). Class B Investor Charge-Offs shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated and available for that purpose pursuant to subsection 4.7(e).

            (c) If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are applied pursuant to Section 4.8(a) or
(b), the Collateral Invested Amount shall be reduced by the amount of such Reallocated Principal Collections. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.

            (d) If, on any Distribution Date, the Collateral Default Amount exceeds the amount of Excess Spread and Excess Finance Charges available to fund the Collateral Default Amount pursuant to subsection 4.7(h) on such Distribution Date, then the Collateral Invested Amount shall be reduced by the amount of such excess; provided, however, that the Collateral Invested Amount shall not be reduced below zero.

            Section 4.7 Excess Spread; Excess Finance Charges. The Servicer shall apply or shall direct the Trustee in writing to apply, on each Distribution Date, Excess Spread and Excess Finance Charges allocated to Series 200_-_ with respect to the related Monthly Period, to make the following distributions in the following priority:

            (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(a)(i), (ii) and (iii), in that order of priority;

            (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed as provided in Section 4.6(a) (after giving effect to the allocation on such Distribution Date of any amount for that purpose pursuant to Section 4.6(a)) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

            (c) an amount up to the Class B Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(b)(i) and (ii), in that order of priority;

            (d) an amount equal to the Class B Investor Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

            (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Class B Invested Amount" in Section 2.1 of this Supplement (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections for such Distribution Date;

            (f) an amount equal to the Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Minimum Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date pursuant to this subsection plus the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date shall be paid to the Collateral Interest Holder;

            (g) an amount equal to the Collateral Servicing Fee for such Distribution Date (or if the Bank or the Trustee is no longer the Servicer, the portion of the Collateral Servicing Fee for such Distribution Date not paid pursuant to Section 4.5(c)(i)), plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

            (h) an amount equal to the Collateral Default Amount for such Distribution Date shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

            (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clause (b) of the definition of "Collateral Invested Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Investor Principal Collections with respect to such Distribution Date;

            (j) an amount up to the excess, if any, of the Required Reserve Account Amount over the amount on deposit therein, shall be deposited into the Reserve Account; and

            (k) the balance, if any, shall be distributed to the Collateral Interest Holder.

            Section 4.8 Reallocated Principal Collections. The Servicer shall apply or shall direct the Trustee in writing to apply on each Distribution Date, Reallocated Principal Collections (applying all such Collections with respect to the Collateral Invested Amount prior to applying any such Collections with respect to the Class B Invested Amount and applying no such Collections with respect to the Class B Invested Amount pursuant to clause (b) below) with respect to such Distribution Date, to make the following distributions in the following priority:

            (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over (ii) the amount of Excess Spread and Excess Finance Charges allocated to Series 200_-_ with respect to the related Monthly Period shall, be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(a)(i), (ii) and (iii), in that order of priority;

            (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Distribution Date over (ii) the amount of Excess Spread and Excess Finance Charges allocated and available to the Class B Certificates pursuant to Sections 4.7(c) and (d) on such Distribution Date, shall be distributed by the Trustee to fund any deficiency pursuant to Sections 4.5(b)(i) and (ii) and Section 4.7(d), in that order of priority; and

            (c) the balance, if any, of such Reallocated Principal Collections shall be treated as a portion of Available Investor Principal Collections to be applied in accordance with subsections 4.5(d) and (e).

            Section 4.9 Excess Finance Charges. On each Distribution Date, (a) the Servicer shall allocate the aggregate amount for all outstanding Series in Group One that the related Supplements or Transfer Agreements specify are to be treated as a portion of Excess Finance Charges for such Distribution Date (collectively, "Excess Finance Charges") as specified in the Supplements or Transfer Agreements for each Series in Group One and (b) the Servicer shall withdraw (or shall instruct the Trustee in writing to withdraw) from the Collection Account and pay to the Holders of the Transferors' Interest an amount equal to the excess, if any, of (x) the Excess Finance Charges for such Distribution Date over (y) the aggregate amount for all Series in Group One that the related Supplements specify are Finance Charge Shortfalls (as defined in the related Supplements or Transfer Agreements ) for such Distribution Date. Excess Finance Charges for any Distribution Date will be allocated to Series 200_-_ in an amount equal to the product of (x) the aggregate amount of Excess Finance Charges for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 200_-_ for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Series in Group One for such Distribution Date. The amount of "Excess Finance Charges" for Series 200_-_ for any Distribution Date shall be specified in the Transfer Agreement. On each Distribution Date, the Trustee shall deposit in the Collection Account for application in accordance with
Section 4.5 of the Agreement, the amount of "Excess Finance Charges" received by the Trustee pursuant to the Transfer Agreement on such date. The "Finance Charge Shortfall" for Series 200_-_ for any Distribution Date shall be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.5(a), 4.5(b), 4.5(c) and 4.7(a) through (j) on such Distribution Date over (b) the sum of Class A Available Funds, Class B Available Funds and Collateral Available Funds with respect to the related Monthly Period.

            Section 4.10 Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 200_-_ in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series 200_-_ for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group One for such Distribution Date. The "Principal Shortfall" for Series 200_-_ shall be equal to (a) for any Distribution Date with respect to the Revolving Period and the Rapid Amortization Period, zero, and (b) for any Distribution Date with respect to the Accumulation Period on or prior to the Class B Expected Final Distribution Date, the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (c) for each Distribution Date on or after the Class B Expected Final Distribution Date, the excess, if any, of the Invested Amount over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

            Section 4.11 Determination of LIBOR.

            (a) On each LIBOR Determination Date, the Trustee shall determine LIBOR based on the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 A.M. (London Time) on such date.

            (b) If such rate does not appear on Telerate Page 3750, the Trustee will determine LIBOR on the basis of quotations of the offered rates for deposits in United States dollars provided by the Reference Banks at approximately 11:00 A.M. (London time) on such LIBOR Determination Date to prime banks in the London interbank market for a period of the Designated Maturity. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations.

            (c) If, on the LIBOR Determination Date, such rate does not appear on Telerate Page 3750 and only one or none of the Reference Banks provides such offered quotations, LIBOR will be the rate per annum that the Trustee determines to be the arithmetic mean of the offered quotations that three major banks in the city of New York selected by the Transferor are quoting at approximately 11:00 A.M. (New York City time) on that day for loans in United States dollars to leading European banks for a period of the Designated Maturity.

            Section 4.12 Principal Funding Account.

                  (a)(i) The Servicer, for the benefit of the Series 200_-_
            Holders, shall establish and maintain in the name of the Trustee an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-_ Certificateholders. The Principal Funding Account shall initially be established by the Trustee.

                  (ii) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. The Servicer shall notify the Trustee of its selection in writing and the Trustee shall be entitled to rely conclusively on such writing for all purposes, including the Servicer's compliance with the investment restrictions set forth in the definition of "Eligible Investment." All such Eligible Investments shall be held by the Trustee; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses ) ("Principal Funding Investment Proceeds") on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed in writing by the Servicer, the Servicer having reasonably determined that the interest of the Series 200_-_ Certificateholders may be adversely affected if such Eligible Investment is held to its maturity. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Transfer Date (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

                  (iii) On each Distribution Date with respect to the
            Accumulation Period, the Servicer shall direct the Trustee in writing to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account, and such Principal Funding Investment Proceeds shall be treated as a portion of Class A Available Funds for such Distribution Date.

                  (iv) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Supplement.

                  (v) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Principal Funding Account meeting the conditions specified in paragraph (a) (i) above as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Principal Funding Account.

                  (vi) Pursuant to the authority granted to the Servicer in
            Section 3.01(b) of the Agreement, the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments or to instruct the Trustee in writing to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.1 of this Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power, revocable by the Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series 200_-_ Certificateholders.

            Section 4.13 Accumulation Period. The Accumulation Period is scheduled to commence on the Accumulation Date; provided, however, that if the Accumulation Period Length on any Determination Date (determined as described below) is less than nine months, upon notice to the Trustee, the Transferor, each Rating Agency and the Collateral Interest Holder, the Servicer, at its option, may elect to modify the date on which the Accumulation Period actually commences to the first day of the month that is a number of months prior to the month in which the Class A Expected Final Distribution Date occurs at least equal to the

Accumulation Period Length (so that, as a result, the number of Monthly Periods in the Accumulation Period will at least equal the Accumulation Period Length); provided, however, that (i) the length of the Accumulation Period will not be less than one month; and (ii) notwithstanding any other provision of this Supplement to the contrary, no election to postpone the commencement of the Accumulation Period shall be made after a Pay Out Event (as defined in the related Supplement) shall have occurred and is continuing with respect to any other Series. On each Determination Date, the Servicer will determine the "Accumulation Period Length," which will mean a number of months such that the amount available for distribution of principal on the Class A Certificates on the Class A Expected Final Distribution Date and for distribution of principal on the Class B Certificates on the Class B Expected Final Distribution Date will equal or exceed the sum of the Class A Investor Amount and the Class B Investor Amount, assuming for this purpose that (1) the payment rate with respect to Collections of Principal Receivables remains constant at the lowest level of such payment rate during the twelve preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Accumulation Period pursuant to this
Section 4.13 shall specify (i) the Accumulation Period Length, (ii) the commencement date of the Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Accumulation Period.

            Section 4.14 Reserve Account.

            (a) The Servicer, for the benefit of the Series 200_-_ Holders, shall establish and maintain, in the name of the Trustee, an Eligible Deposit Account (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-_ Holders. The Reserve Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 200_-_ Holders. If at any time the Reserve Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash and/or any investments to such new Reserve Account. The Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to the termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, Section 4.7(j).

            (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Trustee in Eligible Investments. The Servicer shall notify the Trustee of its selection in writing and the Trustee shall be entitled to rely conclusively on such writing for all purposes, including the Servicer's compliance with the investment restrictions set forth in the definition of "Eligible Investment." Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the immediately succeeding Transfer Date. The Trustee shall maintain for the benefit of the Series 200_-_ Holders possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, if so directed by the Servicer in writing, the Servicer having reasonably determined that the interest of the Series 200_-_ Holders may be adversely affected if such Eligible Investment is held to its maturity. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Collections of Finance Charge Receivables allocable to Series 200_-_. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

            (c) On the Determination Date preceding each Distribution Date with respect to the Accumulation Period (prior to the Class B Expected Final Distribution Date) and the first Special Payment Date, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under subsection 4.7(j) with respect to such Distribution Date.

            (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the amount on deposit in the Reserve Account, shall be withdrawn from the Reserve Account on the related Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in the Class A Available Funds for such Distribution Date.

            (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account, and distribute to the Collateral Interest Holder, an amount equal to such Reserve Account Surplus.

            (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII of the Agreement, (ii) the day on which the Class A Investor Amount is paid in full to the Class A Certificateholders, (iii) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 200_-_ and (iv) if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the Class A Expected Final Distribution Date, the Trustee, acting in accordance with the written instructions of the Servicer, after the prior payment of all amounts owing to the Series 200_-_ Certificateholders which are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and distribute to the Collateral Interest Holder all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.


                                    ARTICLE V
          Distributions and Reports to Series 200_-_ Certificateholders

            Section 5.1 Distributions.

            (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A
Certificateholder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Class A Certificates pursuant to this Supplement.

            (b) On each Distribution Date, commencing with the first to occur of the Class A Expected Final Payment Date and the first Special Payment Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts that are on deposit in the Principal Funding Account or that are otherwise allocated and available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Investor Amount on such date (unless there has been an optional repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

            (c) On each Distribution Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B
Certificateholder's pro rata share of the amounts that are allocated and available on such Distribution Date to pay interest on the Class B Certificates pursuant to this Supplement.

            (d) On each Distribution Date, commencing with the Class B Principal Commencement Date, the Paying Agent shall distribute to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts that are on deposit in the Principal Funding Account (after payments have been made to the Class A Certificateholders as provided in (b) above) or that are otherwise allocated and available on such date to pay principal of the Class B Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class B Investor Amount on such date (unless there has been an optional repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

            (e) On each Transfer Date, the Trustee shall distribute to the Collateral Interest Holder the aggregate amount payable to the Collateral Interest Holder pursuant to

Sections 4.5, 4.7 and 4.14 to the Collateral Interest Holder's account, as specified in writing by the Collateral Interest Holder, in immediately available funds.

            (f) The distributions to be made pursuant to this Section 5.1 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.1 and 8.2 of this Supplement.

            (g) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 200_-_ Certificateholders hereunder shall be made by check mailed to each Series 200_-_ Certificateholder at such Series 200_-_ Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 200_-_ Certificate or the making of any notation thereon; provided, however, that with respect to Series 200_-_ Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

            Section 5.2 Certificates and Statements.

            (a) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency and the Collateral Interest Holder, a certificate substantially in the form of Exhibit B prepared by the Servicer.

            (b) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Series 200_-_ Certificateholder a statement substantially in the form of Exhibit C prepared by the Servicer.

            (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 200_-_ Certificateholder or any Certificate Owner thereof by a request in writing to the Servicer.

            (d) On or before January 31 of each calendar year, beginning with calendar year 200_, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 200_-_ Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 200_-_ Certificateholders, as set forth in paragraph (b) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 200_-_ Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Internal Revenue Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Internal Revenue Code as from time to time in effect.


                                   ARTICLE VI
                          Series 200_-_ Pay Out Events

            Section 6.1 Series 200_-_ Pay Out Events. If any one of the following events (each, a "Series Pay Out Event") shall occur with respect to Series 200_-_:

            (a) failure on the part of the Transferor (A) to make any payment or deposit required by the terms of the Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made herein or (B) duly to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Agreement which has a material adverse effect on the Series 200_-_ Holders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to Series Enhancement) and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by Series 200_-_ Holders aggregating not less than 50% of the outstanding principal balance of the Series 200_-_;

            (b) any representation or warranty made by the Transferor in the Agreement or any information contained in a computer file or microfiche list required to be delivered by the Servicer on behalf of the Transferor pursuant to
Section 2.01 or 2.08 of the Agreement (A) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by Holders of the Series 200_-_ Certificates aggregating not less than 50% of the outstanding principal balance of the Series 200_-_ Certificates and
(B) as a result of which the interests of the Series 200_-_ Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); provided, however, that a Series Pay Out Event pursuant to this subparagraph (b) shall not be deemed to occur hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions hereof and of the Agreement;

            (c) (1) with respect to the last day of any prior Monthly Period during which the Transferor Amount is less than the Required Transferor Amount, the failure of the Transferor to convey on or prior to the Required Designation Date Receivables in Additional Accounts to the Trustee such that the Transferor Amount shall be at least equal to the Required Transferor Amount as of the close of business on the applicable Addition Date; or (2) with respect to the last day of any prior Monthly Period during which the aggregate amount of Principal Receivables is less than the Required Principal Balance as of such day, the failure of the Transferor to convey on or prior to the Required Designation Date Receivables in Additional Accounts to the Trustee such that the aggregate amount of the Principal Receivables shall be at least equal to the Required Principal Balance as of the close of business on the applicable Addition Date;

            (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

            (e) any Servicer Default shall occur which would have a material adverse effect on the Series 200_-_ Certificateholders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any Series Enhancement); or

            (f) the Class A Investor Amount shall not be paid in full on the Class A Expected Final Distribution Date or the Class B Investor Amount shall not be paid in full on the Class B Expected Final Distribution Date or the Collateral Invested Amount shall not be paid in full on the Collateral Expected Final Distribution Date;

then, in the case of any event described in subparagraph (a), (b) or (e), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the holders of Investor Certificates (including the Collateral Interest Holder) of Series 200_-_ evidencing more than 50% of the aggregate unpaid principal amount of such Investor Certificates (including the Collateral Interest) by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Holders of Investor Certificates (including the Collateral Interest Holder) of Series 200_-_) may declare that a Pay Out Event has occurred with respect to Series 200_-_ as of the date of such notice, and, in the case of any event described in subparagraph (c), (d) or (f) a Pay Out Event shall occur with respect to Series 200_-_ without any notice or other action on the part of the Trustee or Holders of Investor Certificates (including the Collateral Interest Holder) of Series 200_-_ immediately upon the occurrence of such event.


                                   ARTICLE VII
                     Optional Repurchase; Series Termination

            Section 7.1 Optional Repurchase. On any day occurring on or after the date on which the Investor Amount is reduced to 5% or less of the Initial Invested Amount, the Transferor shall have the option to purchase the interest of the Series 200_-_ Holders, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

            Section 7.2 Series Termination.

            (a) If, on the ___________ 200_ Distribution Date, the Investor Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Investor Amount and accrued and unpaid interest thereon at the close of business on the last day of the Monthly Period preceding the Series Termination Date (after giving effect to all distributions required to be made on the Series Termination Date, except pursuant to this Section 7.2; provided, however that in no event shall such amount exceed the Series Percentage of Receivables on the Series Termination
Date). Such bids shall require that such sale shall (subject to Section 7.2(b)) occur on the Series Termination Date. The Transferor and the Collateral Interest Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process.

            (b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Series Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to Series 200_-_ pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the _________, 200_ Distribution Date to the Series Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such collections in accordance with the provisions of the Agreement and the Supplements.


                                  ARTICLE VIII
                               Final Distributions

            Section 8.1 Sale of Receivables or Certificateholders' Interest Pursuant to Section 2.06 or 10.01 of the Agreement.

            (a) Purchase Price. The amount to be paid with respect to Series 200_-_ in connection with (i) a reassignment of Receivables to the Transferor pursuant to Section 2.06 of the Agreement or (ii) a repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

            (b) Distributions Pursuant to Section 7.1 or 7.2 of this Supplement and Section 10.01 of the Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.1 or 8.1(a) or any amounts allocable to Series 200_-_ deposited into the Collection Account pursuant to Section 7.2, the Trustee shall, not later than 3:00 p.m. New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Investor Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders, (ii) (x) the Class B Investor Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Certificateholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders and (iii) all remaining amounts will be distributed to the Collateral Interest Holder.

            (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to Section 8.1(b) for payment to the Series 200_-_ Certificateholders shall be deemed distributed in full to the Series 200_-_ Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

            Section 8.2 Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables Pursuant to Section 9.02 of the Agreement.

            (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to Section 9.02(b) of the Agreement, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the Class A Investor Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and (y) the Principal Allocation Percentage with respect to the related Monthly Period,
(ii) deduct an amount equal to the Class Investor Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Principal Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of such Insolvency Proceeds allocated to Collections of Principal Receivables and (B) the Principal Allocation Percentage with respect to the related Monthly Period minus (y) the amount distributed to the Paying Agent pursuant to clause (i) of this sentence and (iii) distribute the remaining amount of the Insolvency Proceeds to the Collateral Interest Holder.

            (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Class A Monthly Interest for such Distribution Date, (x) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (y) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class A Floating Percentage with respect to such Monthly Period and (ii) deduct an amount equal to the sum of (w) Class B Monthly Interest for such Distribution Date, (x) Class B Monthly Interest previously due but not distributed to the Class B Certificateholders and (y) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date from the portion of the Insolvency

Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed the product of
(x) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class B Floating Percentage with respect to such Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and
(B) the Floating Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amount distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be distributed to the Collateral Interest Holder.

            (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series 200_-_ Certificateholders shall be distributed in full to the Series 200_-_ Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

            Section 8.3 Instructions Pursuant to Section 9.02(a) of the Agreement. The Holders of Investor Certificates of Series 200_-_ evidencing more than 50% of the Investor Amount of each Class (including the Collateral Interest) shall not be considered as having disapproved of any liquidation of the Receivables and to continue transferring Principal Receivables to the Trustee pursuant to Section 9.02(a) of the Agreement unless Holders of more than 50% of the Investor Amount of each of the Class A Certificates, the Class B Certificates and the Collateral Interest instruct the Trustee to such effect in the manner required pursuant to Section 9.02(a) of the Agreement.


                                   ARTICLE IX
                                  Certificates

            Section 9.1 Book-Entry Certificates. The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry Certificates. The Clearing Agency for the Class A Certificates and the Class B Certificates shall be The Depository Trust Company, and the Class A Certificates and the Class B Certificates shall be initially registered in the name of Cede & Co., its nominee.

                                    ARTICLE X
                            Miscellaneous Provisions

            Section 10.1. Certain Matters Regarding the Collateral Interest Holder. Amounts payable to the Collateral Interest Holder hereunder shall be applied in accordance with the provisions of the Transfer Agreement.

            Section 10.2 Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

            Section 10.3 Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            Section 10.4 GOVERNING LAW. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING THE UCC AS IN EFFECT IN THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.5 Notices. All directions, notices and instructions to the Trustee shall be in writing (which may be facsimile).

            Section 10.6 Amendments. This Supplement may be amended by the Transferor without the consent of the Servicer, the Trustee or any Investor Certificateholder if the Transferor provides the Trustee with (i) an Opinion of Counsel to the effect that such amendment or modification would reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Code section 7704 and (ii) an Officer's Certificate that such amendment or modification would not materially and adversely affect any Investor Certificateholder; provided that no such amendment shall be deemed effective without (i) the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified and (ii) the Trustee having obtained written assurance that such amendment or modification will not, by itself, lower the current ratings on the Series 200_-_ Certificates. The Transferor shall provide the Rating Agencies with prior written notice of any such amendment or modification.

            Section 10.7. Uncertificated Securities. The Collateral Interest shall be delivered in uncertificated form.

            Section 10.8. Transfers of the Collateral Interest.

            (a) Unless otherwise consented to by the Transferor, no portion of the Collateral Interest or any interest therein may be sold, conveyed, assigned, hypothecated, pledged, participated, exchanged or otherwise transferred (each, a "Transfer") except in accordance with this Section 10.8 and only to a Permitted Assignee. Any attempted or purported transfer, assignment, exchange, conveyance, pledge, hypothecation or grant other than to a Permitted Assignee shall be void. Unless otherwise consented to by the Transferor, no portion of the Collateral Interest or any interest therein may be Transferred to any Person (each such Person acquiring the Collateral Interest or any interest therein, an "Assignee") unless such Assignee shall have executed and delivered to the Transferor on or before the effective date of any Transfer a letter substantially in the form attached hereto as Exhibit D (an "Investment Letter"), executed by such Assignee, with respect to the related Transfer to such Assignee of all or a portion of the Collateral Interest.

            (b) Each Assignee will certify that the Collateral Interest or the interest therein purchased by such Assignee will be acquired for investment only and not with a view to any public distribution thereof, and that such Assignee will not offer to sell or otherwise dispose of the Collateral Interest or any interest therein so acquired by it in violation of any of the registration requirements of the Securities Act, or any applicable state or other securities laws. Each Assignee will acknowledge and agree that (i) it has no right to require the Transferor to register under the Securities Act or any other securities law the Collateral Interest or the interest therein to be acquired by the Assignee and (ii) the sale of the Collateral Interest is not being made by means of the prospectus prepared in connection with the sale of the Series 200_-_ Certificates. Each Assignee will agree with the Transferor that: (a) such Assignee will deliver to the Transferor on or before the effective date of any Transfer an Investment Letter, executed by such Assignee with respect to the purchase by such Assignee of all or a portion of the Collateral Interest and (b) all of the statements made by such Assignee in its Investment Letter shall be true and correct as of the date made.

            (c) No portion of the Collateral Interest or any interest therein may be Transferred, and each Assignee will certify that it is not, (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to ERISA, (b) any "plan" (as defined in Section 4975(e)(1) of the Code), including individual retirement accounts and Keogh plans, which is subject to
Section 4975 of the Code or (c) any other entity whose underlying assets include "plan assets" (within the meaning of Department of Labor Regulation Section 2510.3-101 or otherwise under ERISA) by reason of any such plan's investment in the entity, including, without limitation, an insurance company general account.

            (d) This Section 10.8 shall not apply to the transfer and pledge of the Collateral Interest on the Closing Date by FCCF pursuant to the Transfer Agreement or by Fleet Secured Note Trust 200_-_ to the Indenture Trustee (as defined in the Transfer Agreement) pursuant to the Indenture (as defined in the Transfer Agreement).

            Section 10.9. Additional Representations and Warranties of the Transferors. Each Transferor hereby makes the following representations and warranties. Such representations and warranties shall survive until the termination of this Supplement. Such representations and warranties speak as of the date that the Receivables (as defined below) are transferred to the Trustee but shall not be waived by any of the parties to this Supplement unless the Rating Agency Condition shall have been satisfied with respect to such waiver.

            (a) The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trustee in the Receivables described in Section 2.01 of the Agreement (the "Receivables"), which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from such Transferor.

            (b) The Receivables constitute "accounts" within the meaning of the applicable UCC.

            (c) At the time of its transfer of any Receivable to the Trustee pursuant to the Agreement, such Transferor owned and had good and marketable title to such Receivables free and clear of any Lien, claim or encumbrance of any Person.

            (d)   Such Transferor has caused or will have caused, within ten
(10) days of the initial execution of the Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Trustee pursuant to the Agreement.

            (e) Other than the security interest granted to the Trustee pursuant to the Agreement or an Assignment, such Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Receivables. Such Transferor has not authorized the filing of and is not aware of any financing statements against such Transferor that cover such Receivables other than any financing statement relating to the transfer and security interest granted to the Trustee pursuant to the Agreement or an Assignment or that has been terminated. Such Transferor is not aware of any judgment or tax lien filings against such Transferor.

                           [Signature Page to Follow]







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
            IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                              FLEET BANK (RI), NATIONAL ASSOCIATION,
                                 Servicer,


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:




                              FLEET CREDIT CARD FUNDING TRUST,
                                 Transferor,



                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                              BANKERS TRUST COMPANY,
                                 Trustee


                              By:
                                 ------------------------------------
                                 Name:
                                 Title: